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                                                                    Exhibit 99.1

                     Form of Proxy for Special Meeting of
                    Shareholders of Texas Bancshares, Inc.

     The undersigned hereby appoints __________________ and _________________, or either of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of Texas Bancshares, Inc. ("TBI") to be held on _______ __, 1999 at ________________________, Texas, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Reorganization, dated as of May 28, 1999 (the "Reorganization Agreement"), amended and restated as of August 26, 1999, effective May 28, 1999, by and between TBI and Wells Fargo & Company ("Wells Fargo") pursuant to which, among other things, a wholly-owned subsidiary of Wells Fargo will merge with and into TBI (the "Merger") upon the terms and subject to the conditions set forth in the Reorganization Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of TBI as may be necessary or appropriate to carry out the intent and purposes of the Merger.


               _______  FOR      _______  AGAINST     _______  ABSTAIN

     2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

               Dated: _______________________________, 199__.


                                ________________________________________________

                                ________________________________________________
                                (Please sign exactly as name appears at left.)

                                (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF TEXAS BANCSHARES, INC.